Exhibit 99.1

Marin Software Announces Third Quarter 2014 Financial Results

•	Record third quarter net revenues of $25.7 million, up 28% year-over-year

•	22nd consecutive quarter of sequential quarterly revenue growth

San Francisco, CA (November 5, 2014) – Marin Software Incorporated (NYSE: MRIN), provider of a leading cross-channel performance advertising cloud for advertisers and agencies, today announced financial results for the third quarter ended September 30, 2014.

“We took several important steps to support our continued growth and long-term vision,” said David A. Yovanno, Chief Executive Officer of Marin. “The Ad Cloud market is large and changing rapidly. We believe that we are the only independent vendor to support the three major components of this market – search, display and social – and are well positioned to capitalize on the evolving needs of advertisers around the globe.”

Third Quarter 2014 Financial Highlights:

•	Net Revenues: Net revenues totaled $25.7 million, a year-over-year increase of 28% when compared to $20.1 million in the third quarter of 2013.

•	Gross profit: GAAP gross profit was $16.5 million, resulting in gross margin of 64%, compared to GAAP gross margin of 61% during the third quarter of 2013. Non-GAAP gross profit was $17.4 million, resulting in non-GAAP gross margin of 68%, compared to non-GAAP gross margin of 63% during the third quarter of 2013.

•	Loss from operations: GAAP loss from operations was ($9.2) million, compared to ($7.9) million for the third quarter of 2013. GAAP operating margin was (36%), compared to (39%) during the third quarter of 2013. Non-GAAP loss from operations was ($6.3) million, compared to ($7.2) million for the third quarter of 2013. Non-GAAP operating margin was (25%), compared to (36%) during the third quarter of 2013.

•	Net loss: Net loss was ($9.2) million or ($0.27) per share based on 34.8 million weighted average shares outstanding. This compares to a net loss of ($8.2) million or ($0.25) per share based upon 32.5 million weighted average shares outstanding for the third quarter of 2013.

•	Non-GAAP net loss: Non-GAAP net loss was ($6.4) million or ($0.18) per share based upon 34.8 million weighted average shares outstanding. This compares to ($7.4) million or ($0.23) per share based on 32.5 million weighted average shares outstanding during the third quarter of 2013.

•	Adjusted EBITDA: Adjusted EBITDA was ($4.9) million, as compared to ($5.9) million for the third quarter of 2013.

•	Balance Sheet: As of September 30, 2014, cash and cash equivalents totaled $75.8 million, compared to $104.4 million as of December 31, 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Third Quarter 2014 Business Highlights

•	Launched the Marin Audience Marketing Suite (AMS). The unified platform combines the power of search intent data with other 1st, 2nd and 3rd party data to find and convert marketers’ most profitable audiences. By fusing this data from the once disparate sources of search, social and display campaigns, marketers can now synchronously identify and target their highest-value audiences across digital channels and devices.

•	Developed support for Atlas, an ad-serving and measurement platform owned by Facebook. Marin customers are able to mirror ad campaigns in both platforms, report on keyword-level data and access de-duplicated conversion data to further optimize and improve campaign results on Facebook and the web.

•	Added support for Yandex, Russia’s largest search engine. Digital marketers can now analyze, report, and automate bidding of paid search campaigns on Yandex directly within the Marin platform, saving time and improving the financial return of search campaigns. By marrying impression, click, and cost data with conversion and revenue data, Marin provides a complete view of the ROI and effectiveness of paid search campaigns on Yandex.

•	Announced an integration with Salesforce which helps marketers optimize search, social, and display campaigns by incorporating CRM data. Marin customers with this integration can see lead, opportunity, sale, and revenue information from Salesforce in the Marin platform. The integration allows advertisers to have a turnkey solution to optimize search, social and display campaigns leveraging their valuable CRM data.

•	Launched support for Google Shopping Campaigns, the next generation version of Google Product Listing Ads (PLAs) for retailers. With this support, Marin becomes the only independent digital marketing platform to offer automated campaign creation, inventory management and feed management capabilities for Shopping Campaigns.

•	Increased the number of active advertisers leveraging the Marin platform. During the third quarter, 825 active advertisers utilized the Marin platform, as compared to 610 that utilized the Marin platform during the third quarter of 2013. Marin defines active advertisers as an advertiser from whom Marin recognized revenues in excess of $2,000 in at least one month during the quarter.

Financial Outlook:

As of November 5th, 2014, Marin is initiating guidance for its fourth quarter and updating guidance for the full year 2014 as follows:

Forward-Looking Guidance

In millions, except per share data

	Range of Estimate
	From	To
Three Months Ending December 31, 2014
Revenues, net	$25.8	$26.2
Non-GAAP loss from operations	$(7.0)	$(6.6)
Non-GAAP net loss per share	$(0.21)	$(0.19)
Weighted average shares outstanding	35.1
Year Ending December 31, 2014
Revenues, net	$98.2	$98.6
Non-GAAP loss from operations	$(26.8)	$(26.4)
Non-GAAP net loss per share	$(0.82)	$(0.80)
Weighted average shares outstanding	34.2

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, amortization of intangible assets, noncash expenses related to warrants, non-recurring costs associated with acquisitions, benefit from income taxes related to acquisition and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended September 30, 2014 and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally with reference to the company name and conference title. A live webcast of the conference call will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. EST on November 12, 2014 a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13592813.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $6 billion in annualized ad spend across the web and mobile devices. Offering an integrated SaaS platform for search, display and social advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social and display interactions. Headquartered in San Francisco with offices in nine countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the amortization of intangible assets, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, the amortization of internally developed software, the benefit from income taxes related to acquisition and the non-recurring costs associated with acquisitions. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the amortization of intangible assets, the capitalization of internally developed software, interest expense, net, the benefit from or provision for income taxes, other income (expenses), net and the non-recurring costs associated with acquisitions. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, position in the industry, product capabilities and future financial results, including its outlook for the fourth quarter of 2014 and fiscal year 2014. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; the development of the market for digital advertising or revenue acquisition management; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisition of Perfect Audience. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of November 5, 2014. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Greg Kleiner

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Greg Kunkel

Corporate Communications, Marin Software

415-857-7663

press@marinsoftware.com

Marin Software Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(Unaudited; in thousands, except par value)

	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$75,757	$104,407
Accounts receivable, net	20,075	14,921
Prepaid expenses and other current assets	4,075	2,695

Total current assets	99,907	122,023
Property and equipment, net	13,817	14,417
Intangible assets, net	7,884	—
Goodwill	11,681	—
Other noncurrent assets	1,013	937

Total assets	$134,302	$137,377

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,801	$1,018
Accrued expenses and other current liabilities	13,135	10,950
Deferred revenues	3,171	2,566
Current portion of long-term debt	2,787	3,253

Total current liabilities	20,894	17,787
Long-term debt, less current portion	1,151	2,962
Other long term liabilities	1,127	1,284

Total liabilities	23,172	22,033

Stockholders’ equity
Common stock, $0.001 par value	35	33
Additional paid-in capital	249,010	228,512
Accumulated deficit	(137,542)	(113,201)
Accumulated other comprehensive loss	(373)	—

Total stockholders’ equity	111,130	115,344

Total liabilities and stockholders’ equity	$134,302	$137,377

Marin Software Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues, net	$25,684	$20,113	$72,353	$55,486
Cost of revenues (1) (2)	9,145	7,944	26,291	23,012

Gross profit	16,539	12,169	46,062	32,474

Operating expenses (1) (2)
Sales and marketing	12,186	10,281	36,152	31,090
Research and development	7,824	5,072	20,535	15,055
General and administrative	5,682	4,681	15,466	12,755

Total operating expenses	25,692	20,034	72,153	58,900

Loss from operations	(9,153)	(7,865)	(26,091)	(26,426)
Interest expense, net	(33)	(82)	(162)	(375)
Other income (expenses), net	201	(16)	(80)	(505)

Loss before (provision for) benefit from income taxes	(8,985)	(7,963)	(26,333)	(27,306)
(Provision for) benefit from income taxes	(259)	(230)	1,992	(485)

Net loss	$(9,244)	$(8,193)	$(24,341)	$(27,791)

Net loss per common share, basic and diluted	$(0.27)	$(0.25)	$(0.72)	$(1.15)

Weighted-average shares outstanding, basic and diluted	34,849	32,522	34,018	24,136

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$173	$239	$576	$689
Sales and marketing	530	349	1,381	1,003
Research and development	1,362	379	2,449	990
General and administrative	851	451	1,947	1,270

Total	$2,916	$1,418	$6,353	$3,952

(2) Includes amortization of intangible assets as follows:
Cost of revenues	$171	$—	$227	$—
Sales and marketing	112	—	150	—
Research and development	170	—	227	—
General and administrative	32	—	42	—

Total	$485	$—	$646	$—

Marin Software Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(Unaudited; in thousands)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net loss	$(24,341)	$(27,791)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,145	3,428
Amortization of internally developed software	1,390	786
Amortization of intangible assets	646	—
Noncash interest expense related to warrants issued in connection with debt	113	436
Stock-based compensation	6,353	3,952
Loss on disposal of property and equipment	16	—
Provision for bad debt	549	288
Deferred income tax benefits	(2,775)	—
Excess tax benefits from stock-based award activities	(103)	(41)
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(5,369)	(1,041)
Prepaid expenses and other current assets	(1,360)	(1,691)
Other assets	68	(34)
Accounts payable	139	212
Deferred revenues	584	2,266
Accrued expenses and other current liabilities	(183)	1,135

Net cash used in operating activities	(20,128)	(18,095)

Investing activities
Purchases of property and equipment	(2,728)	(3,859)
Capitalization of internally developed software	(2,381)	(2,566)
Acquisition of business, net of cash acquired	(4,151)	—

Net cash used in investing activities	(9,260)	(6,425)

Financing activities
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	109,414
Proceeds from issuance of note payable, net of issuance costs	—	1,666
Repayment of note payable	(2,391)	(8,775)
Repurchase of unvested shares	(7)	(69)
Proceeds from exercise of common stock options	1,977	1,193
Proceeds from employee stock purchase plan	1,056	1,205
Excess tax benefits from stock-based award activities	103	41

Net cash provided by financing activities	738	104,675

Net (decrease) increase in cash and cash equivalents	(28,650)	80,155
Cash and cash equivalents
Beginning of period	104,407	31,540

End of period	$75,757	$111,695

Supplemental disclosure of noncash investing and financing activities
Accounts payable related purchases of property and equipment	$100	$201
Acquisition of equipment through capital lease	—	3,167
Conversion of convertible preferred stock to common stock	—	105,710
Conversion of warrant to purchase convertible preferred stock to common stock warrant	—	745
Issuance of common stock under employee stock purchase plan	715	—
Issuance of common stock in connection with business acquisition	11,195	—
Accrued debt issuance costs	—	25

Marin Software Inc.

Reconciliation of GAAP to Non-GAAP Expenses

(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Sales and Marketing (GAAP)	$10,459	$10,350	$10,281	$11,709	$42,799	$11,989	$11,978	$12,186
Less Stock-based compensation	(293)	(361)	(349)	(301)	(1,304)	(403)	(449)	(530)
Less Amortization of intangible assets	—	—	—	—	—	—	(37)	(112)

Sales and Marketing (Non-GAAP)	$10,166	$9,989	$9,932	$11,408	$41,495	$11,586	$11,492	$11,544
Research and Development (GAAP)	$5,079	$4,904	$5,072	$5,660	$20,715	$6,083	$6,627	$7,824
Less Stock-based compensation	(308)	(303)	(379)	(356)	(1,346)	(437)	(649)	(1,362)
Less Amortization of intangible assets	—	—	—	—	—	—	(57)	(170)
Plus Capitalization of internally developed software	632	916	1,018	650	3,216	617	729	1,035

Research and Development (Non-GAAP)	$5,403	$5,517	$5,711	$5,954	$22,585	$6,263	$6,650	$7,327
General and Administrative (GAAP)	$4,048	$4,026	$4,681	$4,273	$17,028	$4,416	$5,368	$5,682
Less Stock-based compensation	(419)	(400)	(451)	(411)	(1,681)	(446)	(651)	(851)
Less Amortization of intangible assets	—	—	—	—	—	—	(11)	(32)
Less Acquisition related expenses	—	—	—	—	—	—	(217)	(8)

General and Administrative (Non-GAAP)	$3,629	$3,626	$4,230	$3,862	$15,347	$3,970	$4,489	$4,791

Marin Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Gross Profit (GAAP)	$9,783	$10,522	$12,169	$13,732	$46,206	$14,432	$15,090	$16,539
Plus Stock-based compensation	205	245	239	198	887	211	192	173
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465	480
Plus Amortization of intangible assets	—	—	—	—	—	—	57	171

Gross Profit (Non-GAAP)	$10,215	$11,023	$12,711	$14,300	$48,249	$15,088	$15,804	$17,363
Operating Loss (GAAP)	$(9,803)	$(8,758)	$(7,865)	$(7,910)	$(34,336)	$(8,056)	$(8,883)	$(9,153)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941	2,916
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465	480
Plus Amortization of intangible assets	—	—	—	—	—	—	162	485
Plus Acquisition related expenses	—	—	—	—	—	—	217	8
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)	(1,035)

Operating Loss (Non-GAAP)	$(8,983)	$(8,109)	$(7,162)	$(6,924)	$(31,178)	$(6,731)	$(6,827)	$(6,299)
Net Loss (GAAP)	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)	$(6,791)	$(9,244)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941	2,916
Plus Amortization of internally developed software	227	256	303	370	1,156	445	465	480
Plus Amortization of intangible assets	—	—	—	—	—	—	162	485
Plus Noncash expenses related to warrants	310	73	53	53	489	46	46	22
Plus Acquisition related expenses	—	—	—	—	—	—	217	8
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)	(1,035)
Less Benefit from income taxes related to acquisition	—	—	—	—	—	—	(2,603)	—

Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)	$(7,292)	$(6,368)

Marin Software Inc.

Calculation of Non-GAAP Earnings Per Share

(Unaudited; in thousands, except per share data)

	Three Months Ended				Year Ended	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)	$(7,292)	$(6,368)
Weighted-average shares outstanding, basic and diluted	7,365	32,237	32,522	32,768	26,312	33,112	33,771	34,849
Additional weighted-average shares giving effect to conversion of convertible preferred stock at the beginning of the period	16,877	—	—	—	4,162	—	—	—

Shares used in computing non-GAAP net loss per share, basic and diluted	24,242	32,237	32,522	32,768	30,474	33,112	33,771	34,849

Non-GAAP net loss per common share, basic and diluted	$(0.39)	$(0.26)	$(0.23)	$(0.21)	$(1.06)	$(0.21)	$(0.22)	$(0.18)

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Net loss	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)	$(6,791)	$(9,244)
Depreciation	1,008	1,121	1,299	1,294	4,722	1,350	1,367	1,428
Amortization of internally developed software	227	256	303	370	1,156	445	465	480
Amortization of intangible assets	—	—	—	—	—	—	162	485
Interest expense, net	184	109	82	78	453	66	62	33
Provision for (benefit from) income taxes	106	149	230	7	492	188	(2,440)	259

EBITDA	(8,976)	(7,462)	(6,279)	(6,312)	(29,029)	(6,257)	(7,175)	(6,559)
Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497	1,941	2,916
Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)	(729)	(1,035)
Acquisition related expenses	—	—	—	—	—	—	217	8
Other expenses (income), net	408	81	16	66	571	(4)	286	(201)

Adjusted EBITDA	$(7,975)	$(6,988)	$(5,863)	$(5,630)	$(26,456)	$(5,381)	$(5,460)	$(4,871)